Exhibit 99.1

550 Meridian Avenue
San Jose, CA 95126
Phone: +1-408-938-5200
Fax: +1-408-790-3800
lonworks@echelon.com
www.echelon.com

News Information	For Immediate Release

Press Contact		Investor Relations Contact

Steve Nguyen	Tina Wilmott	Chris Stanfield
Echelon Corporation	McQUERTER	Echelon Corporation
+1-408-938-5272	+1-858-450-0030 x140	+1-408-938-5243
qnguyen@echelon.com	twilmott@mcquerter.com	stanfield@echelon.com

Echelon Reports Second Quarter Results

SAN JOSE, CA – July 15, 2003 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the quarter ended June 30, 2003.

Revenues for the quarter ended June 30, 2003 were $31.3 million, equivalent to revenues of $31.3 million for the same period in 2002. GAAP net loss for the quarter ended June 30, 2003 was $6.3 million or $0.16 cents per share, based on a weighted average of 39,954,000 common shares outstanding, compared to GAAP net income of $5.1 million or $0.12 cents per share, based on a fully diluted weighted average of 40,818,000 common shares outstanding for the same period in 2002. Revenues for the six-month period ended June 30, 2003 were $63.9 million, an increase of 8.5% over revenues of $58.9 million for the same period in 2002. GAAP net loss for the six-month period ended June 30, 2003 was $2.1 million, or $0.05 per share based on a weighted average of 39,875,000 common shares outstanding, compared to GAAP net income of $7.8 million, or $0.19 per share, based on a fully diluted weighted average of 40,812,000 common shares outstanding for the same period in 2002.

Included in operating expenses for both the quarter and six-month period ended June 30, 2003, are in-process research and development, intangible asset amortization, and other costs

Echelon Reports Second Quarter Results	Page 2 of 9

totaling approximately $10.1 million associated with the acquisition of certain assets of Metering Technology Corporation. Excluding these and similar charges associated with acquisitions completed in prior periods, non-GAAP net income for the quarter ended June 30, 2003 was $3.1 million, or $0.08 per share, compared to non-GAAP net income of $5.2 million, or $0.13 per share for the same period in 2002. Non-GAAP net income for the six-month period ended June 30, 2003 was $7.7 million, or $0.19 per share, compared to non-GAAP net income of $8.3 million, or $0.20 per share for the same period in 2002. All non-GAAP information in this release is reconciled in the “Non-GAAP Consolidated Condensed Statements of Operations” table below.

Gross margin for the quarter ended June 30, 2003 was 53.0%, compared with 52.5% for the same period in 2002. Gross margin for the six-month period ended June 30, 2003 was 51.8%, the same as for the same period in 2002. Total operating expenses for the quarter ended June 30, 2003 were $23.9 million, compared to $11.9 million for the same period in 2002. Total operating expenses for the six-month period ended June 30, 2003 were $36.6 million, compared to $24.1 million for the same period in 2002.

“While I would like to have more revenue growth, given that we still see few signs of economic recovery around the world, especially in Japan and Germany, two of our larger markets, and given that we will recognize Enel-related revenue of about $2.7 million in the third quarter rather than the second, as described below, I feel that our results this quarter are quite good. I am also extremely pleased with the consistent strides we have made in executing our long-term strategy,” said M. Kenneth Oshman, Echelon’s chairman and chief executive officer.

“In late June we announced a very important strategic alliance with Samsung under which Samsung will adopt our PL 3120® and PL 3150® Power Line Smart Transceivers and the LONWORKS® platform for its HOME VITA home and consumer products. When we announced our power line smart transceiver products in January, we said that we believed that they would open new markets for intelligent everyday devices and further propel our growth; we believe our agreement with Samsung is a very important design win for these products and a tangible step in opening the new markets and achieving the growth that we foresee.

And, yesterday, we announced a trial agreement with Continuon Nethbeheer, a leading Dutch utility grid operator and a subsidiary of the Dutch utility Nuon, under which we will

Echelon Reports Second Quarter Results	Page 3 of 9

together deploy our Networked Energy Services (NES) system in an end-to-end trial system. We have said for some time that we see a large and important growth opportunity in the electric utility industry with our NES system. While there is still much work ahead of us before this trial can result in a rollout to all of Continuon’s 2.7 million served customers, yesterday’s announcement is the first visible and very important step in tapping the enormous opportunity that we see in this market,” continued Mr. Oshman.

In addition to the announcements discussed above, Echelon’s second quarter of 2003, as previously announced, was highlighted by a number of important events.

Echelon announced, and has since resolved, a dispute with Enel S.p.A. of Italy over pricing of the power line transceivers used in Enel’s metering project. The dispute was resolved in early July without the need for arbitration. Enel has been invoiced $2.7 million of the $3 million total for the additional units. Echelon expects that the full $3 million of revenue will be recognized for accounting purposes in the third quarter of 2003.

Echelon announced the appointment of Anders Axelsson as Senior Vice-President of Sales and Marketing. Mr. Axelsson joins Echelon from Honeywell-Measurex, ABB, and Snap Appliances and brings extensive executive management, sales and marketing experience.

The LONWORKS platform and Echelon were recognized with a NOVA Award from the Construction Innovation Forum in May. The NOVA Award is the construction industry’s “Nobel Prize” awarded only to those companies that have provided the industry with significant innovations that have improved the quality and reduced the costs of construction. Mr. Edwin Hill, the International President of the International Brotherhood of Electrical Workers (IBEW) said that, “Innovations like LONWORKS control network technology will ensure that our industry is ready to meet tomorrow’s construction demands with confidence.” The IBEW is the world’s largest electrical union.

Echelon announced that it was elected as a Steering Committee member of the UPnP Forum. The Steering Committee defines the future technology focus and guiding principles of the Forum. The UPnP Forum includes 575 companies in consumer electronics, computer networking, and mobile products whose members design and publish device descriptions

Echelon Reports Second Quarter Results	Page 4 of 9

designed to allow data, multimedia, and control devices to connect transparently in home and corporate environments using open, Internet-based communication standards.

Echelon began shipments for the PL 3120 Power Line Smart Transceiver. Power line smart transceivers offer a very low-cost, high performance, and proven network communications solution for manufacturers in the home appliance, metering, and other businesses.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 pm PDT. To access the conference call, dial 1-800-388-8975 (callers outside the US please use +1-973-694-2225); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through July 22, 2003.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation is the creator of the LONWORKS platform, the world’s most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon’s hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety.

Echelon Reports Second Quarter Results	Page 5 of 9

Thousands of companies have developed and installed more than 30 million LONWORKS based devices into homes, buildings, factories, trains, and other systems worldwide.

The protocol underlying LONWORKS networks and the signaling used by Echelon’s power line and free topology transceivers have been adopted as standards by the American National Standards Institute (ANSI). Echelon is a founding member of the LONMARK® Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LONWORKS devices. More information about LONMARK interoperability is available at http://www.lonmark.org. Further information regarding Echelon can be found at http://www.echelon.com.

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Echelon, LONWORKS, LONMARK, 3120, 3150, the LONMARK logo, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the risks that the R&D activities or subsequent product deployment activities with Enel are not successful, do not meet their target dates, do not expand or gain momentum, or are terminated, or that the contemplated transactions are challenged by third parties, and risks associated with the timing of receipt by us of payments under our project with Enel; risks that our development projects with other parties are not successful; risks relating to our strategic alliance with Samsung and the extent, if any, to which that alliance will open new markets for our project; risks associated with our trial with Continuon, our ability to achieve milestones under that agreement, and the extent, if any, to which the trial could lead to additional deployments; risks relating to the development of markets for Echelon’s products and services and the ability of those products and services to perform as designed and meet customer and consumer expectations; risks related to the timing and amount of revenues, if any, derived from the Panoramix software platform; risks related to our acquisition of certain assets of MTC, , and the effect of the acquisition on Echelon’s expenses and operating results this quarter and in future periods; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2002 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2003.

Echelon Reports Second Quarter Results	Page 6 of 9

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$133,162	$134,489
Accounts receivable, net	28,824	22,930
Inventories	5,661	7,991
Other current assets	2,900	3,217

Total current assets	170,547	168,627
Property and equipment, net	17,358	16,677
Other long-term assets	21,872	22,188

	$209,777	$207,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,460	$5,993
Accrued liabilities	3,455	3,773
Current portion of deferred revenues	3,990	2,541

Total current liabilities	14,905	12,307

Deferred rent	296	167
Total stockholders’ equity	194,576	195,018

	$209,777	$207,492

Echelon Reports Second Quarter Results	Page 7 of 9

ECHELON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Product	$30,979	$30,860	$63,372	$58,086
Service	277	458	522	817

Total revenues	31,256	31,318	63,894	58,903

Cost of revenues:
Cost of product	14,034	14,111	29,442	26,946
Cost of service	656	780	1,342	1,451

Total cost of revenues	14,690	14,891	30,784	28,397

Gross profit	16,566	16,427	33,110	30,506

Operating expenses:
Product development	16,186	5,376	21,281	10,996
Sales and marketing	4,633	4,293	9,303	8,579
General and administrative	3,125	2,226	6,061	4,478

Total operating expenses	23,944	11,895	36,645	24,053

Income (loss) from operations	(7,378)	4,532	(3,535)	6,453

Interest and other income, net	542	1,011	1,283	2,011

Income (loss) before provision for income taxes	(6,836)	5,543	(2,252)	8,464
Income tax expense (benefit)	(547)	443	(180)	677

Net income (loss)	$(6,289)	$5,100	$(2,072)	$7,787

Net income (loss) per share:
Basic	$(0.16)	$0.13	$(0.05)	$0.20
Diluted	$(0.16)	$0.12	$(0.05)	$0.19
Shares used in computing net income (loss) per share:
Basic	39,954	39,443	39,875	39,243
Diluted	39,954	40,818	39,875	40,812

Echelon Reports Second Quarter Results	Page 8 of 9

ECHELON CORPORATION

NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$31,256	$31,318	$63,894	$58,903
Cost of revenues	14,690	14,891	30,784	28,397

Gross profit	16,566	16,427	33,110	30,506

Operating Expenses:
Product development	6,038	5,289	11,036	10,434
Sales and marketing	4,633	4,293	9,303	8,579
General and administrative	3,078	2,226	5,731	4,478

Total operating expenses	13,749	11,808	26,070	23,491

Non-GAAP income from operations	2,817	4,619	7,040	7,015
Interest and other income, net	542	1,011	1,283	2,011

Non-GAAP income before taxes	3,359	5,630	8,323	9,026
Income tax expense	269	450	666	722

Non-GAAP net income	$3,090	$5,180	$7,657	$8,304

Non-GAAP net income per share:
Diluted	$0.08	$0.13	$0.19	$0.20
Shares used in computing net income per share:
Diluted	40,813	40,818	40,568	40,812

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net income (loss)	$(6,289)	$5,100	$(2,072)	$7,787
In-process research and development	9,808	—	9,808	400
Amortization of purchased intangible assets	340	87	437	162
Third party acquisition related costs	47	—	330	—

Total non-GAAP adjustments to earnings from operations	10,195	87	10,575	562
Income tax effect of reconciling items	(816)	(7)	(846)	(45)

Non-GAAP net income	$3,090	$5,180	$7,657	$8,304

Echelon Reports Second Quarter Results	Page 9 of 9

ECHELON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows provided by (used in) operating activities:
Net income (loss)	$(2,072)	$7,787
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	2,584	1,964
In-process research and development	9,808	400
Provision for doubtful accounts	6	20
Deferred compensation expense	—	31
Change in operating assets and liabilities:
Accounts receivable	(5,900)	2,420
Inventories	2,330	(114)
Other current assets	317	(205)
Accounts payable	1,467	871
Accrued liabilities	(318)	358
Deferred revenues	1,449	126
Deferred rent	129	63

Net cash provided by operating activities	9,800	13,721

Cash flows used in investing activities:
Purchase of available-for-sale short-term investments	(77,012)	(34,832)
Proceeds from maturities and sales of available-for-sale short-term investments	66,828	30,585
Unrealized gains (losses) on securities	(171)	(226)
Purchase of assets of Metering Technology Corporation	(11,000)	—
Purchase of BeAtHome.com, Inc.	—	(5,812)
Purchase of restricted investments	(376)	(10,526)
Change in other long-term assets	1,118	101
Capital expenditures	(2,499)	(1,561)

Net cash used in investing activities	(23,112)	(22,271)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock.	1,585	2,719

Net cash provided by financing activities	1,585	2,719

Effect of exchange rates on cash:	216	453

Net decrease in cash and cash equivalents	(11,511)	(5,378)
Cash and cash equivalents:
Beginning of period	34,941	23,232

End of period	$23,430	$17,854